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                                                                  EXHIBIT 10.11

                                  DEPUY, INC.

                      EMPLOYEE STOCK OPTION/PURCHASE PLAN

                              ARTICLE I--PURPOSE

1.1 Purpose

  The DePuy, Inc. Employee Stock Option/Purchase Plan is intended to provide a method whereby employees of DePuy, Inc., a Delaware corporation, and its subsidiary corporations (hereinafter referred to, unless the context otherwise requires, as the "Company") will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the common stock of the Company (the "Shares"). It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

                            ARTICLE II--DEFINITIONS

2.1 Base Pay

  "Base Pay" shall mean regular straight-time earnings and commissions, excluding payments for overtime, shift premium, bonuses paid in the form of commissions or otherwise, other special payments, and other marketing incentive payments.

2.2 Committee

  "Committee" shall mean the individuals described in Article XI.

2.3 Employee

  "Employee" means any person who is classified by the Company as full-time or part-time, is regularly scheduled to work more than 20 hours per week and is not covered by a collective bargaining agreement to which the Company is a party, unless such agreement, by specific reference to the Plan, provides for coverage under the Plan.

2.4 Subsidiary Corporation

  "Subsidiary Corporation" shall mean any present or future corporation which
(i) would be a "subsidiary corporation" of DePuy, Inc. as that term is defined in Section 424 of the Code and (ii) is designated as a participating company in the Plan by the Committee.

                  ARTICLE III--ELIGIBILITY AND PARTICIPATION

3.1 Initial Eligibility

  Any employee who shall have completed ninety (90) days' employment and shall be employed by the Company on the date his or her participation in the Plan is to become effective shall be eligible to participate in an Offering (as such term is defined below) under the Plan which commences on or after such ninety day period has concluded.

3.2 Leave of Absence

  For purposes of participation in the Plan, a person on leave of absence shall be deemed to be an employee for the first 90 days of such leave of absence and such employee's employment shall be deemed to have terminated at the close of business on the 90th day of such leave of absence unless such employee shall have returned to regular full-time or part-time employment (as the case may be) prior to the close of business on such

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90th day. Termination by the Company of any employee's leave of absence, other than termination of such leave of absence on return to full-time or part-time employment, shall terminate an employee's employment for all purposes of the Plan and shall terminate such employee's participation in the Plan and right to exercise any option.

3.3 Restrictions on Participation

  Notwithstanding any provisions of the Plan to the contrary, no employee shall be granted an option to acquire Shares under the Plan:

    (a) if, immediately after the grant, such employee would own Shares, and/or hold outstanding options to purchase Shares, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company (for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining stock ownership of any employee); or

    (b) which permits his or her rights to purchase Shares under all employee stock purchase plans of the Company and any subsidiary intended to qualify under Section 423 of the Code to accrue at a rate which exceeds $25,000 in fair market value of the stock (determined at the time such option is granted) for each calendar year in which such option is outstanding.

3.4 Commencement of Participation

  An eligible employee may become a participant by completing an authorization for a payroll deduction on the form provided by the Company and filing it with the office of the Treasurer of the Company (or to such other person as the Committee shall designate) on or before the date set therefor by the Committee, which date shall be prior to the Offering Commencement Date (as such term is defined below) for the Offering. Payroll deductions for a participant shall commence on the applicable Offering Commencement Date when the participant's authorization for a payroll deduction becomes effective and shall end on the Offering Termination Date of the Offering to which such authorization is applicable unless sooner terminated by the participant as provided in Article VIII.

                             ARTICLE IV--OFFERINGS

4.1 Annual Offerings

  The Plan will be implemented by four annual offerings of the Company (each, an "Offering") beginning on the effective date of the Plan, January 1, 1997, or as soon as practicable thereafter (or on such other date thereafter as the Committee shall determine) and on each anniversary of the effective date thereafter for three years, each Offering terminating on the following December 31; provided, however, that each annual Offering may, in the discretion of the Committee exercised prior to the commencement thereof, be divided into two six-month Offerings commencing, respectively, on January 1, 1997 or as soon as practicable thereafter (or on such other date thereafter as the Committee shall determine) and on the date which is six months subsequent to such date and each anniversary thereafter and terminating, respectively, on the following June 30 and December 31. The maximum aggregate number of shares to be issued under the Plan shall be 600,000. The Committee shall determine, in its discretion, the maximum number of shares to be issued under the Plan during each annual Offering, except that with respect to the 1997 annual Offering, the maximum number of shares to be issued under the Plan shall be 150,000.

  If a six-month Offering is made, the maximum number of shares to be issued shall be 1/2 of the number of shares determined by the Committee for the annual period in which the six-month Offering falls, plus unissued shares, whether offered or not, from the immediately preceding six-month Offering. As used in the Plan, "Offering Commencement Date" means the effective date, January 1, 1997 or as soon as practicable thereafter (or such other date thereafter as the Committee shall determine), any anniversary of the effective date or the date which is six months subsequent to the effective date or anniversary of the effective date, as the case may be, on which the particular Offering begins and "Offering Termination Date" means the June 30 or December 31, as the case may be, on which the particular Offering terminates.

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                         ARTICLE V--PAYROLL DEDUCTIONS

5.1 Amount of Deduction

  At the time a participant files his or her authorization for payroll deductions, the participant shall elect to have deductions made from his or her pay on each payday during the time he or she is a participant in an Offering at the rate of 1, 2, 3, 4, 5, 6, 7, 8, 9 or 10% of his or her base pay in effect at the Offering Commencement Date of such Offering. In the case of a part-time hourly employee, such employee's base pay during an Offering shall be determined by multiplying such employee's regular hourly rate of pay in effect on the Offering Commencement Date by the number of regularly scheduled hours of work for such employee during such Offering. In the event that the participant's base pay is increased or decreased during an Offering, the payroll deduction percentage which the participant authorized pursuant to the preceding sentence shall apply with respect to such increased or decreased base pay amount, and payroll deductions shall be adjusted accordingly.

  In the event that a person becomes an employee under Section 2.3 of the Plan during an Offering, such person shall then be entitled to participate in the Plan and in any future or current Offering, to the extent possible, as determined by the Committee, by authorizing payroll deductions and electing a payroll deduction percentage at such time. In the event that a participant ceases to be an employee under Section 2.3 of the Plan during an Offering, such person shall no longer be eligible to participate in the Plan and in any future or current Offering.

5.2 Participant's Account

  All payroll deductions made for a participant shall be credited to the account established with respect to such participant under the Plan (the "Account"). A participant may not make any separate cash payment into such Account except when on leave of absence and, then, only as provided in Section 5.4.

5.3 Changes in Payroll Deductions

  A participant may discontinue his or her participation in the Plan as provided in Article VIII, but no other change can be made during an Offering and, specifically, a participant may not alter the amount of his or her payroll deductions for that Offering.

5.4 Leave of Absence

  A participant who is on a leave of absence shall have the right to elect, subject to Section 8.5: (a) to withdraw the balance in his or her Account pursuant to Section 7.2, (b) to discontinue contributions to the Plan but remain a participant in the Plan, or (c) to remain a participant in the Plan during such leave of absence, authorizing deductions to be made from payments by the Company to the participant during such leave of absence and undertaking to make cash payments to the Plan at the end of each payroll period to the extent that amounts payable by the Company to such participant are insufficient to meet such participant's authorized Plan deductions.

                         ARTICLE VI--GRANTING OF OPTION

6.1 Number of Option Shares

  On the Commencement Date of each Offering, a participating employee shall be deemed to have been granted an option to purchase a maximum number of Shares equal to an amount determined as follows: an amount equal to (i) that percentage of the employee's base pay which he has elected to have withheld (but not in any case in excess of 10%) multiplied by (ii) the employee's base pay during the period of the Offering (iii) divided by 85% of the market value of a Share on the applicable Offering Commencement Date. The market value of a Share shall be determined as provided in paragraphs (a) and (b) of Section 6.2 below. An employee's base pay during the period of an Offering shall be determined by multiplying, in the case of a one-year Offering, the employee's normal weekly rate of pay (as in effect on the last day prior to the Commencement Date of the

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particular Offering) by 52 or the hourly rate by 2,080 or, in the case of a six-month Offering, by 26 or 1,040, as the case may be, provided that, in the case of a part-time hourly employee, the employee's base pay during the period of an Offering shall be determined by multiplying such employee's hourly rate by the number of regularly scheduled hours of work for such employee during such Offering.

6.2 Option Price

  The option price of each Share purchased with payroll deductions made during such annual Offering with respect to a participant therein shall be the lower of:

    (a) 85% of the closing price of a Share on the Offering Commencement Date or the nearest prior business day on which trading occurred on the exchange where the Company Stock is to be listed; or

    (b) 85% of the closing price of a Share on the Offering Termination Date or the nearest prior business day on which trading occurred on the exchange where the Share is to be listed. If Shares are not admitted to trading on any of the aforesaid dates for which closing prices of the stock are to be determined, then reference shall be made to the fair market value of Shares on that date, as determined on such basis as shall be established or specified for the purpose by the Committee.

                        ARTICLE VII--EXERCISE OF OPTION

7.1 Automatic Exercise

  Unless a participant gives contrary written notice to the Company as hereinafter provided, the participant's option for the purpose of acquiring Shares with payroll deductions made during any Offering will be deemed to have been exercised automatically on the Offering Termination Date applicable to such Offering, for the purchase of the number of full and fractional Shares which the accumulated payroll deductions in the participant's Account at that time will purchase at the applicable option price (but not in excess of the number of shares for which options have been granted to the employee pursuant to Section 6.1), and any excess in the participant's account at that time will be returned to the participant.

7.2 Withdrawal of Account

  By written notice to the Treasurer of the Company (or other person as the Committee shall designate), at any time prior to the Offering Termination Date applicable to any Offering, a participant may elect to withdraw all the accumulated payroll deductions in his or her Account at such time.

7.3 Transfer of Stock

  As of each Offering Termination Date, the custodian appointed pursuant to
Section 11.2 (the "Custodian") shall transfer to each participant's Account the Shares acquired pursuant to Section 7.1 as of such Offering Termination Date with respect to each participant.

7.4 Transferability of Option

  During a participant's lifetime, options held by such participant shall be exercisable only by that participant.

7.5 Crediting of Dividends

  As soon as administrative practicable after any cash dividends have been paid with respect to Shares held in a participant's Account, such dividends shall be credited (net of taxes) by the Custodian to the participant's Account, as of the appropriate record date and applied to purchase as many whole and fractional Shares as possible at fair market value for such Account. Such Shares, as well as any stock dividends issued as Shares with respect to Shares held in a participant's Account, shall be credited to the participant's Account accordingly.


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                            ARTICLE VIII--WITHDRAWAL

8.1 In General

  As provided in Section 7.2, a participant may withdraw the payroll deductions credited to his or her Account under the Plan at any time prior to the applicable Offering Termination Date by giving written notice to the Treasurer of the Company (or to such other person as the Committee shall designate). All of the payroll deductions credited to a participant's Account will be paid to the participant promptly after receipt of his or her notice of withdrawal, and no further payroll deductions will be made with respect to such participant during such Offering. The Company may, at its option, treat any attempt to borrow by an employee on the security of his or her accumulated payroll deductions as an election under Section 7.2 to withdraw such deductions.

  A participant also may at any time instruct the Company (i) to cause the transfer of whole Shares credited to the participant's Account to him or her and to pay in cash to the participant any amounts representing fractional Shares, or (ii) to cause the sale of whole and any fractional Shares credited to his or her Account and the remittance to the participant of the proceeds of such sale, net of any brokerage commissions or expenses associated with the sale of such Shares.

8.2 Effect on Subsequent Participation

  A participant's withdrawal from any Offering will not have any effect upon his or her eligibility to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by the Company.

8.3 Termination of Employment

  Upon termination of a participant's employment for any reason, including retirement (but excluding death while the participant is in the employ of the Company or continuation of a leave of absence for a period beyond 90 days), the payroll deductions credited to his or her Account will be returned to the participant and any whole Shares held in the Account will be transferred to the participant (any fractional shares will be returned in cash); provided, however, the participant may elect to have any Shares held in the participant's Account sold, in which event the proceeds of such sale, net of any brokerage commissions or expenses associated with the sale of such Shares, shall be remitted to the participant. In the case of the participant's death subsequent to the termination of the participant's employment, amounts paid or Shares transferred, as the case may be, shall be paid or transferred to the person or persons entitled thereto under Section 12.1.

8.4 Termination of Employment Due to Death

  Upon termination of a participant's employment because of the participant's death, the participant's beneficiary (as defined in Section 12.1) shall have the right to elect, by written notice given to the Treasurer of the Company (or to such other person as the Committee shall designate) prior to the earlier of the next subsequent Offering Termination Date or the expiration of a period of sixty (60) days commencing with the date of the death of the participant:

  (a) With respect to cash held in the participant's Account, either

    (i) to withdraw all of the payroll deductions credited to the participant's Account under the Plan since the most recent prior Offering Termination Date, or

    (ii) to exercise the participant's option for the purchase of Shares on the Offering Termination Date next following the date of the participant's death for the purchase of the number of full Shares of stock which the accumulated payroll deductions in the participant's Account at the date of the participant's death will purchase at the applicable option price, and any excess in such Account will be returned to said beneficiary, without interest.

  (b) With respect to Shares held in the participant's Account, either

    (i) to have transferred to him or her all of the whole Shares credited to the participant's Account and any cash amounts representing fractional Shares, or

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    (ii) to have the whole Shares credited to the participant's Account sold and to have remitted to him or her the proceeds of such sale, net of any brokerage commissions or expenses associated with the sale of such Shares.

  In the event that no such written notice of election shall be duly received by the office of the Treasurer of the Company (or such other person as the Committee shall designate), the beneficiary shall automatically be deemed to have elected, pursuant to paragraph (a)(ii), to exercise the participant's option and then, pursuant to paragraph (b)(i), to have transferred to him or her all of the Shares credited to the participant's Account and any cash amounts representing fractional Shares.

8.5 Leave of Absence

  A participant on leave of absence shall, subject to the election made by such participant pursuant to Section 5.4, continue to be a participant in the Plan so long as such participant is on continuous leave of absence. A participant who has been on leave of absence for more than 90 days and is not deemed an employee for the purposes of the Plan shall not be entitled to participate in any Offering commencing after the 90th day of such leave of absence. Notwithstanding any other provisions of the Plan, unless a participant on leave of absence returns to regular full-time or part-time employment with the Company at the earlier of: (a) the termination of such leave of absence or (b) three months from the 90th day of the commencement of such leave of absence, such participant's participation in the Plan shall terminate on whichever of such dates first occurs.

                              ARTICLE IX--INTEREST

9.1 Payment of Interest

  No interest will be paid or allowed on any money paid into the Plan or credited to the Account of any participant; provided, however, that interest shall be paid on any cash amounts distributed to a participant or the participant's beneficiary in cash pursuant to the provisions of Sections 7.1, 7.2, 8.1, 8.3, 8.4 and 10.1 but only to the extent that such amounts do not represent the proceeds of the sale of any whole or fractional Shares held in the participant's Account. Such distributions shall bear simple interest during the period from the date of withholding to the date of return at the regular passbook savings Account rates per annum in effect at a bank to be designated by the Committee. Where the amount returned represents an excess amount in the participant's Account after such Account has been applied to the purchase of stock, the participant's Account shall be deemed to have been applied first toward purchase of Shares under the Plan, so that interest shall be paid on the last withholdings during the period which results in the excess amount.

                                ARTICLE X--STOCK

10.1 Maximum Shares

  The maximum number of Shares which shall be issued under the Plan, subject to
Section 4.1 and to adjustment upon changes in capitalization of the Company as provided in Section 12.3, shall be determined by the Committee. If the total number of shares for which options are exercised on any Offering Termination Date in accordance with Article VI exceeds the maximum number of shares for the applicable Offering, the Company shall make a pro rata allocation of the shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the Account of each participant under the Plan shall be returned to him or her as promptly as possible.

10.2 Participant's Interest in Option Stock

  A participant will have no interest in Shares covered by an option until such option has been exercised.


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10.3 Registration of Stock

  Shares held in a participant's Account shall be registered in the name of the Custodian. Shares to be delivered to a participant or, if applicable, a beneficiary of a deceased participant under the Plan will be registered in the name of the participant (or, if applicable, beneficiary).

10.4 Restrictions on Exercise

  The Board of Directors of the Company (the "Board") may, in its discretion, require as conditions to the exercise of any option that the Shares reserved for issuance upon the exercise of the option shall have been duly listed, upon official notice of issuance, upon a stock exchange, and that a Registration Statement under the Securities Act of 1933, as amended, with respect to said Shares shall be effective.

                           ARTICLE XI--ADMINISTRATION

11.1 Appointment of Committee

  The Board shall designate a committee (the "Committee") to administer the Plan. Unless otherwise determined by the Board, the Compensation Committee designated by the Board shall be the Committee. No member of the Committee shall be eligible to purchase stock under the Plan.

11.2 Authority of Committee

  Subject to the express provisions of the Plan, the Committee shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan, including, without limitation, all questions concerning eligibility to participate in and options to be received under, the Plan; provided that all Employees who are granted options under the Plan shall be treated equally with respect to their rights and privileges with respect to such options. The Committee's determination on the foregoing matters shall be conclusive. The Committee (or the Company) shall appoint as the Custodian of the Plan an entity to maintain custody of all amounts withheld as participant contributions, to maintain custody of all Shares (including fractional shares) held under the Plan, to register Shares held in participants' Accounts under the Plan in its name, and to perform such ministerial, recordkeeping and other duties with respect to the Plan as shall be determined by the Committee or the Company.

11.3 Rules Governing the Administration of the Committee

  The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable and may hold telephonic meetings. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

                           ARTICLE XII--MISCELLANEOUS

12.1 Designation of Beneficiary

  A participant may file a written designation of a beneficiary who is to receive any Shares and/or cash held in the participant's Account under the Plan. Such designation of beneficiary may be changed by the participant

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at any time by written notice to the Treasurer of the Company (or other person as the Committee shall designate). Upon the death of a participant and upon receipt of the Company of proof of identity and existence at the participant's death of a beneficiary validly designated by him or her under the Plan, the Company shall deliver, subject to the provisions of Section 8.4, such Shares and/or cash held in the participant's Account under the Plan to such beneficiary. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver, subject to the provisions of
Section 8.4, Shares and/or cash held in the participant's Account under the Plan to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver, subject to the provisions of Section 8.4, such Shares and/or cash to the spouse or to any one or more dependents of the participant as the Company may designate. No beneficiary shall, prior to the death of the participant by whom the beneficiary has been designated, acquire any interest in the Shares or cash credited to the participant's Account.

12.2 Transferability

  Neither payroll deductions credited to a participant's Account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 7.2.

12.3 Adjustment Upon Changes in Capitalization

  (a) If, while any options are outstanding or Shares are held in participants' Accounts, the outstanding Shares have increased, decreased, changed into or been exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or similar transaction, appropriate and proportionate adjustments may be made by the Committee in the number and/or kind of Shares which are subject to purchase under outstanding options and on the option exercise price or prices applicable to such outstanding options and with respect to any Shares held in participants' Accounts. In addition, in any such event, the number and/or kind of shares which may be offered in the Offerings described in Article IV hereof shall also be proportionately adjusted. No adjustments shall be made for stock dividends. For the purposes of this Paragraph (a), any distribution of Shares to shareholders in an amount aggregating 20% or more of the outstanding Shares shall be deemed a stock split and any distributions of shares aggregating less than 20% of the outstanding Shares shall be deemed a stock dividend.

  (b) Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all of the property or stock of the Company to another corporation, each participant who has an option then outstanding under the Plan or has Shares held in his or her Account will thereafter be entitled to receive at the next Offering Termination Date upon the exercise of such option with respect to each Share as to which such option shall be exercised or with respect to each Share held in the participant's Account, as the case may be, as nearly as reasonably may be determined, the cash, securities and/or property which a holder of one Share was entitled to receive upon and at the time of such transaction. The Board shall take such steps in connection with such transactions as it shall deem necessary to assure that the provisions of this Section 12.3 shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the said cash, securities and/or property as to which each participant who has an option or Share held in his or her Account might thereafter be entitled to receive.

12.4 Participant Voting and Other Rights

  A participant shall have all rights of a shareholder with respect to any Shares held in the participant's Account, including the right to vote such shares, and the Company shall provide each participant with respect to whom Shares are held in the participant's Account with a copy of the Company's annual report and with such

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other informational material, including material concerning the voting of such
Shares, and reports of the Company as are generally provided to shareholders of the Company. A participant shall provide written timely notice to the Custodian as to the manner in which he or she desires to vote the Shares held in his or her Account, and the Custodian shall vote such Shares accordingly.

12.5 Reports

  Statements with respect to each participant's or beneficiary's Account shall be provided periodically as determined by the Company, but in no event shall such statements be provided less frequently than within a reasonable time after each Offer Termination Date.

12.6 Indemnification

  The Company, by its adoption of the Plan, indemnifies and holds its employees and the members of the Committee, jointly and severally, harmless from the effects and consequences of their acts, omissions, and conduct with respect to the Plan in their official capacities, except to the extent that such effects and consequences result from their own wilful misconduct, breach of good faith or gross negligence in the performance of their duties hereunder. The foregoing right of indemnification shall not be exclusive of other rights to which each such employee or Committee member may be entitled by any contract as a matter of law.

12.7 Amendment and Termination

  The Board shall have complete power and authority to terminate or amend the Plan; provided, however, that the Board shall not, without the approval of the stockholders of the Corporation (i) increase the maximum number of shares which may be issued under any Offering (except pursuant to Section 12.3); (ii) amend the requirements as to the class of employees eligible to purchase Shares under the Plan or permit the members of the Committee to purchase Shares under the Plan. Notwithstanding the foregoing, attached as Appendix A to the Plan is the "Savings Related Share Option Scheme," which sets forth certain provisions applicable to the participation of employees of DePuy International Ltd., the Company's United Kingdom employees, and, to the extent applicable, shall supersede the provisions set forth herein. In addition, the Committee may amend the Plan to add other provisions respecting the participation of employees in jurisdictions outside the United States as it shall determine from time to time. No termination, modification or amendment of the Plan may, without the consent of a participant then having an option under the Plan to purchase Shares, adversely affect the rights of such participant with respect to such option.

12.8 Effective Date

  The Plan shall become effective as of January 1, 1997, or as soon as practicable thereafter, subject to approval by the holders of the majority of the Shares present and represented at a special or annual meeting of the shareholders held on the date which is twelve months subsequent to the date on which the Plan is adopted by the Board. If the Plan is not so approved, the Plan shall not become effective.

12.9 No Employment Rights

  The Plan does not, directly or indirectly, create any right for the benefit of any employees to purchase any Shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an employee's employment at any time.

12.10 Effect of Plan

  The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each employee participating in the Plan, including, without limitation, such employee's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such employee.

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12.11 Governing Law

  The law of the State of Delaware will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.

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                                                                       EXHIBIT A

                 THE DEPUY SAVINGS-RELATED SHARE OPTION SCHEME

1. DEFINITIONS AND INTERPRETATION

  1.1 In this Scheme, unless the context otherwise requires, the following terms have the following meanings:--

"THE BOARD"                    the board of directors of the Company or a duly
                               appointed committee of such board of directors;

"BONUS DATE"                   in the case of a 3 year or 5 year Savings
                               Contract the earliest date on which a bonus is payable under the Savings Contract made in connection with an Option (or, in the case of a 5 year Savings Contract, if the repayment is taken as including the Maximum Bonus the earliest date on which the Maximum Bonus is payable);

"THE COMPANY"                  DePuy, Inc a company incorporated under the
                               laws of the State of Delaware;

"CONTROL"                      has the meaning given to it in Section 840 of
                               the Taxes Act;

"GRANT DATE"                   the date on which an Option is granted;

"INDEPENDENT ADVISER"          the Company's legal adviser or such other
                               independent adviser as the Board may select;

"INVITATION"                   an invitation to apply for an Option issued
                               under Rule 3.1;

"INVITATION DATE"              the date on which an Invitation is issued;

"MAXIMUM BONUS"                the additional bonus payable on a 5 year
                               Savings Contract which is held for 7 years;

"OPTION" a right to acquire Shares granted under the Scheme;

"PARTICIPANT"                  a person who holds an Option;

"PARTICIPATING COMPANY"        the Company and any Subsidiary to which the
                               Board has resolved from time to time that the Scheme extends;

"RELEVANT DATE"                the date on which the Scheme is approved by the
                               Company in general meeting;

"SAVINGS BODY"                 any body with which a Savings Contract can be
                               made;

"SAVINGS CONTRACT"             an agreement to pay monthly contributions under
                               the terms of a certified contractual savings scheme, within the meaning of Section 326 of the Taxes Act, which has been approved by the Inland Revenue for the purposes of Schedule 9;

"SCHEDULE 9"                   Schedule 9 to the Taxes Act;


"THE SCHEME"                   the DePuy Savings-Related Share Option Scheme
                               as set out in these Rules but subject to any alterations or additions made under Rule 8;


"SHARE" a share of Common Stock in the Company which satisfies the requirements of paragraphs 10 to 14 of Schedule 9;

"SPECIFIED AGE"
                               65 years;

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"STANDARD BONUS"               a bonus which is not a Maximum Bonus payable on
                               a Savings Contract;

"SUBSIDIARY"                   a body corporate which is a subsidiary of the
                               Company within the meaning of Section 736 of the Companies Act 1985 and is under the Control of the Company;

"TAXES ACT"                    the Income and Corporation Taxes Act 1988.

  1.2 Expressions not otherwise defined in the Scheme have the same meaning as they have in Schedule 9.

  1.3 Any reference in the Scheme to any enactment includes a reference to that enactment as from time to time modified, extended or re-extended.

  1.4 Expressions used in the Scheme denoting the masculine gender include the feminine, unless the context otherwise requires.

2. ELIGIBILITY

  2.1 Subject to Rule 2.3, an individual is eligible to be granted an Option on any day if:--

    2.1.1 he is an employee or director of a Participating Company; and

    2.1.2 he was an employee or full-time director of a Participating Company on the relevant Invitation Date (or at such other time during a period not exceeding 5 years ending on the relevant Grant Date as the Board may from time to time decide); and

    2.1.3 he had been an employee or full-time director of a Participating Company at all times during the qualifying period not exceeding 5 years ending at that time as the Board may from time to time decide; and

    2.1.4 he was chargeable to tax in respect of his employment or office under Case I of Schedule E on the relevant Invitation Date.

  2.2 For the purposes of Rule 2.1 an individual is a full-time director of a company if he is obliged to devote to the performance of the duties of his office or employment with the company (or with the company and any other Participating Company) the whole or substantially the whole of his working time and in any event not less than 25 hours a week (excluding meal breaks).

  2.3 An individual is not eligible to be granted an Option at any time:-

    2.3.1 when he is excluded from participating in the Scheme by virtue of paragraph 8 of Schedule 9; or

    2.3.2 if the amount of the monthly contribution under the Savings Contract proposed to be made in connection with the Option, determined in accordance with Rule 3, would be less than (Pounds)5 (or such other minimum amount as may for the time being be prescribed by paragraph 24(2)(b) of
  Schedule 9).

3. GRANT OF OPTIONS

  3.1 The Board may at any time or times after the Inland Revenue have approved the Scheme under Schedule 9 issue on similar terms to every person who is at that time eligible to be granted an Option (as defined in Rule 2) an invitation to apply for an Option to acquire Shares on the terms of the Scheme, specifying the date by which it must be accepted (being not less than 14 days after the Invitation Date).

  3.2 No Option may be granted on any day unless:--

    3.2.1 that day falls no later than 30 days (or, where Rule 3.8 applies, 42 days) after the day on which the exercise price was calculated under Rule 3.4; and

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    3.2.2 every individual who is eligible to be granted an Option on that day has been sent an Invitation; and

    3.2.3 save to the extent permitted by Rule 3.8, every individual who is eligible to be granted an Option on that day and who has applied for an Option and has proposed to make a Savings Contract with a Savings Body approved by the Board for this purpose, is in fact granted an Option on that day.

  3.3 The consideration for the grant to any individual of an Option will be his proposing to make a Savings Contract and in all other respects agreeing to be bound by the provisions of the Scheme.

  3.4 The price at which Shares may be acquired by the exercise of an Option will be specified in US dollars and will be determined by the Board before it is granted, provided that:

    3.4.1 if at the relevant time the Shares are quoted on the New York Stock Exchange, the price will not be less than 85 per cent. of the closing price of a Share (as published in the Wall Street Journal) on the last dealing day but two before the relevant Invitation Date (or such other dealing day as may be agreed with the Inland Revenue) being not earlier than 30 days before the Grant Date;

    3.4.2 if Rule 3.4.1 does not apply, the price will not be less than 85 per cent. of the market value (within the meaning of Sections 272 to 274 (inclusive) of the Taxation of Chargeable Gains Act 1992) of a Share, as agreed for the purposes of the Scheme with the Shares Valuation Division of the Inland Revenue, on the last working day but two before the relevant Invitation Date (or such other day as may be agreed with the Inland Revenue being not earlier than 30 days before the Grant Date);

    3.4.3 the price will not be less than the par value of a Share.

  3.5 When applying for an Option, an individual must specify the amount (in pounds sterling) he is willing to pay under the Savings Contract. The amount of the repayment on the Bonus Date will be converted into US dollars at the exchange rate applying on the date the Option is exercised. The amount of US dollars arising from conversion of the repayment will determine the maximum number of Shares that may be acquired on exercise of the Option.

  3.6 Subject to Rules 3.8.1, 3.8.2 and 3.8.3, the Board may specify in an Invitation whether, on that occasion;

    3.6.1 the repayment under the Savings Contract will be taken as including a bonus (or in the case of 5 year Savings Contracts the Maximum Bonus);

    3.6.2 Savings Contracts may be for a term of 3 years or 5 years or 7 years.

  3.7 For the purposes of Rule 3.5 the amount of the monthly contribution will be the amount which the individual specifies in his application for the Option that he is willing to pay under the Savings Contract or, if lower, the maximum permitted amount, that is to say the lowest of:--

    3.7.1 (Pounds)250 (or such other maximum amount as may for the time being be permitted under Schedule 9) less any monthly contributions the individual is already making under a certified contractual savings scheme linked to any scheme approved under Schedule 9;

    3.7.2 the maximum amount for the time being permitted under the terms of the Savings Contract; and

    3.7.3 such maximum amount (if any) as may have been determined by the Board for this purpose and specified in every Invitation issued on that occasion.

  3.8 If the grant of Options on any day would cause any of the limits mentioned in Rule 7 to be exceeded, then, in relation to Options granted on that day, the following provisions will be successively applied (in the order in which they are set out) so far as is necessary to ensure that those limits are not exceeded:--

    3.8.1 for the purposes of Rule 3.5, if the repayment would otherwise be taken as including the Maximum Bonus, it will be deemed to include only the Standard Bonus;

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    3.8.2 for those purposes with regards to 3 year and 5 year Saving
  Contracts if the repayment would otherwise be taken as including a Standard Bonus it will be deemed to include no bonus;

    3.8.3 for those purposes each application for a 5 year Savings Contract shall be deemed to be an application for a 3 year Savings Contract;

    3.8.4 for those purposes the amount of the monthly contribution determined under Rule 3.6 shall be reduced pro rata to the extent necessary, but will not be reduced to less than the minimum permitted amount mentioned in Rule 2.3.2;

    3.8.5 if the total number of Shares comprised in all applications received in response to Invitations on any occasion is such that, after application of Rules 3.7.1, 3.7.2 and 3.7.3, the grant of Options in respect of that number of Shares would still result in any of the limits referred to in Rule 7 being exceeded, the Board will adopt such method of random selection of applications, based on a monthly Savings Contribution of (Pounds)5 and the inclusion of no bonus, for acceptance as appears to the Board in its sole discretion to be fair and reasonable.

  3.9 Subject to Rule 4.3, an Option may not be transferred by a Participant and will lapse forthwith if it is so transferred or if he is adjudicated bankrupt.

4. EXERCISE OF OPTIONS

  4.1 The exercise of any Option will be effected in such form and manner as the Board may from time to time prescribe, provided that the monies paid for Shares on exercise will not exceed the amount of the repayment made and any interest or bonus paid under the Savings Contract made in connection with the Option, and for this purpose the amount of the repayment will be taken not to include the amount of any monthly contribution the due date of payment of which falls more than one month after the date on which repayment is made.

  4.2 Subject to Rules 4.3, 4.4, 4.5 and 5, an Option may not be exercised before the Bonus Date or more than 6 months after the Bonus Date.

  4.3 Subject to Rule 4.6, where a Participant dies at a time when he is a director or employee of a Participating Company:

    4.3.1 if he dies before the Bonus Date, the Option may (and must, if at all) be exercised by his personal representatives within 12 months after the date of his death;

    4.3.2 if he dies within 6 months after the Bonus Date, the Option may (and must, if at all) be exercised within 12 months after the Bonus Date.

  4.4 Subject to Rule 4.6, where a Participant ceases to be a director or employee of a Participating Company (otherwise than by reason of his death):

    4.4.1 if he so ceases by reason of injury, disability, redundancy (within the meaning of the Employment Protection (Consolidation) Act 1978), or retirement on reaching the Specified Age or any other age at which he is bound to retire in accordance with the terms of his contract of employment, the Option may (and must, if at all) be exercised within 6 months of his so ceasing;

    4.4.2 if he so ceases by reason only that the office or employment is in a company of which the Company ceases to have Control, or relates to a business or part of a business which is transferred to a person who is neither an associated company of the Company (within the meaning given to that expression by Section 416 of the Taxes Act) nor a company of which the Company has Control, the Option may (and must, if at all) be exercised within 6 months of his so ceasing;

    4.4.3 if he so ceases for any other reason before the Bonus Date but more than 3 years after the Grant Date, the Option may (and must, if at all) be exercised within 6 months of his so ceasing;

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    4.4.4 if he so ceases for any other reason on or before the third anniversary of the Grant Date, the Option may not be exercised at all.

  4.5 Subject to Rule 4.6, where any Participant continues to be a director or employee of a Participating Company after the Specified Age, he may exercise any Option within 6 months of that date.

  4.6 Where, before an Option has become capable of being exercised, the Participant gives notice that he intends to stop paying monthly contributions under the Savings Contract made in connection with the Option, or is deemed under its terms to have given such notice, or makes an application for repayment of the monthly contributions paid under it, the Option may not be exercised at all.

  4.7 A Participant will not be treated for the purposes of Rule 4.4 as ceasing to be a director or employee of a Participating Company until such time as he is no longer a director or employee of any of the Participating Companies. A Participant (being a woman) who ceases to be a director or employee of a Participating Company by reason of pregnancy or confinement and who exercises her right to return to work under Section 45 of the Employment Protection (Consolidation) Act 1978 before exercising an Option will be treated for those purposes as not having ceased to be such a director or employee.

  4.8 Subject to Rule 4.4, a Participant may only exercise an Option at a time when he is a director or employee of a Participating Company.

  4.9 A Participant may not exercise an Option at any time when he is not eligible to participate in the Scheme by virtue of paragraph 8 of Schedule 9. The personal representatives of a Participant may not exercise an Option after the death of the Participant if the Participant at the date of his death was not eligible to participate in the Scheme by virtue of paragraph 8 of Schedule 9.

  4.10 An Option may not be exercised more than once.

  4.11 Within 30 days after an Option has been validly exercised by any person, the Board on behalf of the Company will allot to him or procure the transfer to him of the number of Shares in respect of which the Option has been exercised.

  4.12 All Shares allotted under the Scheme will rank pari passu in all respects with the shares of the same class for the time being in issue save as regards any rights attaching to such shares by reference to a record date prior to the date of issue.

  4.13 Company will apply to the New York Stock Exchange for any Shares issued under the Scheme to be listed.

5. VARIATION OF CAPITAL

  5.1 Subject to Rules 5.3 and 5.4, in the event of any increase or variation of the share capital of the Company (whenever effected) by way of capitalisation or rights issue (including a variation in share capital having an effect similar to a rights issue), or sub-division, consolidation or reduction, or otherwise, the Board may make such adjustments as it considers appropriate under Rule 5.2.

  5.2 An adjustment made under this Rule will be to one or more of the following:--

    5.2.1 the number of Shares in respect of which any Option may be exercised;

    5.2.2 the price at which Shares may be acquired by the exercise of any Option (provided that the price cannot be reduced below the nominal value of the Shares);

    5.2.3 where any Option has been exercised but no Shares have been allotted or transferred pursuant to such exercise, the number of Shares which may be so allotted or transferred and the price at which they may be acquired.

  5.3 Except in the case of a capitalisation issue, no adjustment under Rule
5.2 may be made without the prior confirmation in writing by the Independent Adviser that it is in his opinion fair and reasonable.

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  5.4 If the Scheme is then approved by the Inland Revenue under Schedule 9, no adjustment may be made under Rule 5.2 without the prior consent of the Inland Revenue.

6. LIMITS

  6.1 The aggregate of the monthly contributions being made at any time by a Participant under the Scheme and any other scheme or schemes approved under
Schedule 9 to the Act may not exceed:--

    6.1.1 (Pounds)250 per month or such other maximum amount as may for the time being be permitted under Schedule 9; or

    6.1.2 such lower maximum figure as the Board may decide in respect of any Invitation Date provided that no monthly contribution in respect of any Option granted prior to that Invitation Date will be reduced due to the imposition of such lower maximum figure.

  6.2 The Board may from time to time specify the maximum number of Shares in respect of which Options may be granted on any day.

7. ALTERATIONS

  7.1 Subject to Rule 7.2, the Board may at any time alter or add to all or any of the provisions of the Scheme, or the terms of any Option, in any respect. No amendment shall have effect until approved by the Board of Inland Revenue.

  7.2 The prior approval by ordinary resolution of the members of the Company in general meeting must be obtained for any alteration or addition to the Scheme to the advantage of Participants or potential Participants except for any alteration or addition which:-

    7.2.1 is a minor alteration or an addition and is made to benefit the administration of the Scheme; or

    7.2.2 is to obtain or maintain favourable tax, exchange control or regulatory treatment for Participants or for the Company or any Participating Company.

  7.3 As soon as reasonably practicable after making any alteration or addition under Rule 7.1 the Board will notify in writing any Participant affected by it and, if the Scheme is then approved by the Inland Revenue under Schedule 9, the Inland Revenue.

8. MISCELLANEOUS

  8.1 The rights and obligations of any individual under the terms of his office or employment with any Participating Company will not be affected by his participation in the Scheme or any right which he may have to participate in it. A Participant whose office or employment is terminated for any reason whatsoever will not be entitled to claim any compensation for or in respect of any consequent diminution or extinction of his rights or benefits (actual or prospective) under any Option then held by him or otherwise in connection with the Scheme.

  8.2 Subject to Rule 8, the Board may from time to time make and vary such rules and regulations not inconsistent with the Scheme and establish such procedures for the administration and implementation of the Scheme as it thinks fit, and in the event of any dispute or disagreement as to the interpretation of the Scheme, or of any such rule, regulation or procedure, or as to any question or right arising from or related to the Scheme, the decision of the Board will be final and binding on all persons.

  8.3 The Company and any Participating Company may provide money to the trustees of any trust or any other person to enable them or him to acquire Shares to be held for the purposes of the Scheme, or enter into any guarantee or indemnity for these purposes, to the extent permitted by section 153 of the Companies Act 1985.

  8.4 In any matter in which he is required to act under the Scheme the Independent Adviser will act as an expert and not as an arbitrator.

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  8.5 The Company will at all times keep available sufficient authorised but unissued Shares for the purposes of the Scheme.

  8.6 The Company will endeavour to obtain and maintain the approval of the Scheme by the Inland Revenue under Schedule 9 and will notify the Inland Revenue of any event or circumstance which may affect that approval.

  8.7 Any notice or other communication under or in connection with the Scheme may be given by personal delivery or by sending the same by post or by fax, in the case of a company to its registered office, and in the case of an individual to his last known address, or, where he is a director or employee of a Participating Company, either to his last known address or to the address of the place of business at which he performs the whole or substantially the whole of the duties of his office or employment, and where a notice or other communication is given by first class post, it will be deemed to have been received 48 hours after it was put into the post properly addressed and stamped, and where a notice or other communication is sent by fax it will be deemed to have been received ten minutes after it has been duly despatched.

9. TERMINATION

  The Board may at any time resolve to cease making further offers of participation under the Scheme but in such event the subsisting rights of Participants will not be affected.

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